     As filed with the Securities and Exchange Commission on August 20, 1997
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             INTERVISUAL BOOKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             CALIFORNIA                                 92-2929217
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)

     2716 OCEAN PARK BLVD., STE. 2020                          90405
         SANTA MONICA, CALIFORNIA                             (Zip Code)
 (Address of Principal Executive Offices)

          NONSTATUTORY STOCK OPTION AGREEMENTS DATED JANUARY 13, 1997,
                BETWEEN INTERVISUAL BOOKS, INC. AND NEIL STUART
                            (Full Title of the Plan)

         Waldo H. Hunt           Please address a copy of all communications to:
    Chief Executive Officer
     Intervisual Books, Inc.                        Stephen D. Cooke, Esq.
 2716 Ocean Park Blvd., Ste. 2020          Paul, Hastings, Janofsky & Walker LLP
  Santa Monica, California 90405             695 Town Center Drive, 17th Floor
(Name and Address of Agent for Service)          Costa Mesa, California 92626
                                                   Telephone: (714) 668-6200

         (310) 396-8708
(Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


========================================================================================================
 Title of                                     Proposed              Proposed
Securities                  Amount            Maximum               Maximum               Amount of
  to be                      to be          Offering Price          Aggregate            Registration
Registered                 Registered         Per Share(1)        Offering Price              Fee
========================================================================================================
Common Stock,
No Par Value
Per Share                  125,000(2)         $1.375                $171,875              $53.00

(1) Calculated pursuant to Rule 457(h)(1), based on the actual price at which options may be exercised under the Nonstatutory Stock Option Agreements dated January 13, 1997, between Intervisual Books, Inc. and Neil Stuart (the "Agreements").

(2) This Registration Statement covers, in addition to such number of shares issuable upon exercise of the options granted under the Agreements, an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the Agreements. The registration fee is calculated only on the stated number of shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                        The following documents are incorporated herein by reference:

                        (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                        (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

                        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

                        (d) The description of the Registrant's common stock, no par value, which is contained in its Form 8-A filed on May 26, 1992 under the Exchange Act, including any amendments filed for the purpose of updating such description.

                        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                        Sections 204 and 317 of the California Corporations Code (the "Code") contain provisions concerning the Registrant's ability to indemnify its agents (including directors and officers) from certain liabilities and expenses incurred as a result of any preceding arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant has adopted provisions in its Restated Articles of Incorporation which eliminate the personal liability of a director from monetary damages to the fullest extent permissible under the Code and which authorize the Registrant to provide indemnification of its agents. The Registrant's Bylaws provide indemnification to its agents to the maximum extent permitted by the Code. The Registrant has also entered into indemnification agreements with its directors and certain key officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                        Not applicable.

ITEM 8.  EXHIBITS

                        The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number                                  Description of Exhibit
          4.1                       Nonstatutory Stock Option Agreement dated January 13, 1997, between
                                    Intervisual Books, Inc. and Neil Stuart (options to purchase 75,000 shares of common stock).*

          4.2                       Nonstatutory Stock Option Agreement dated January 13, 1997, between
                                    Intervisual Books, Inc. and Neil Stuart (options to purchase 50,000 shares of common stock).**

          5                         Opinion of Paul, Hastings, Janofsky & Walker LLP.

         23.1                       Consent of BDO Seidman, LLP.

         23.2                       Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5).

         24                         Power of Attorney (contained on Signature Page of Registration Statement).

---------------

* Incorporated by reference from Exhibit 10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

** Incorporated by reference from Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

ITEM 9.  UNDERTAKINGS

         (a)            The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 19th day of August, 1997.

                                    INTERVISUAL BOOKS, INC.


                                    By:  /s/Nathan N. Sheinman
                                       -------------------------------------
                                    Nathan N. Sheinman
                                    President and Chief Operating Officer


                                POWER OF ATTORNEY

                        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan N. Sheinman and Gail A. Thornhill, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 /s/Waldo H. Hunt                                         August 19, 1997
----------------------------------------                  ----------------
Waldo H. Hunt, Chairman of the Board,                     Date
Chief Executive Officer, Director
(Principal Executive Officer)



 /s/Nathan N. Sheinman                                    August 19, 1997
----------------------------------------                  ----------------
Nathan N. Sheinman, President,                            Date
Chief Operating Officer, Director



 /s/Gail A. Thornhill                                     August 19, 1997
----------------------------------------                  ----------------
Gail A. Thornhill, Controller                             Date
Interim Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

                    (Signatures Continued on Following Page)

 /s/Gordon Hearne                                         August 19, 1997
----------------------------------------                  ----------------
Gordon Hearne                                             Date
Director



 /s/John J. McNaughton                                    August 19, 1997
----------------------------------------                  ----------------
John J. McNaughton                                        Date
Director



 /s/Peter Seymour                                         August 19, 1997
----------------------------------------                  ----------------
Peter Seymour                                             Date
Director

                                  EXHIBIT INDEX



Exhibits

 4.1        Nonstatutory Stock Option Agreement dated January 13, 1997, between Intervisual Books,
            Inc. and Neil Stuart (options to purchase 75,000 shares of common stock).*

 4.2        Nonstatutory Stock Option Agreement dated January 13, 1997, between Intervisual Books,
            Inc. and Neil Stuart (options to purchase 50,000 shares of common stock).**

 5          Opinion of Paul, Hastings, Janofsky & Walker LLP.

 23.1       Consent of BDO Seidman, LLP.

 23.2       Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5).

 24         Power of Attorney (contained on Signature Page of Registration Statement).


----------------------


* Incorporated by reference from Exhibit 10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

** Incorporated by reference from Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


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